SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: November 18, 1999
(Date of earliest event reported)

Commission File Number 1-12486

ASSOCIATED ESTATES REALTY CORPORATION

(Exact name of registrant as specified in its charter)

OHIO	34-1747603
(State or other Jurisdiction of	(IRS Employer
Incorporation or organization)	Identification
Number)

5025 Swetland Court, Richmond Heights, Ohio	44143-1467
(Address of Principal Executive Offices)	(Zip Code)

(216) 261-5000
(Registrant's telephone number, including area code)

Item 2. ACQUISITIONS OR DISPOSITION OF ASSETS

On November 18, 1999, Associated Estates Realty Corporation (the "Company") closed 28 project specific, non-recourse mortgage loans from The Chase Manhattan Bank ("Chase"), an unrelated third party lender. On December 1, 1999, the Company closed an additional project specific, non-recourse mortgage loan from Chase. In connection with the loans, subsidiaries of the Company executed mortgages and granted security interests in favor of Chase covering 29 multifamily properties located in six states. These subsidiaries had been created by the Company as special purpose entities in connection with the loan transaction. The Company conveyed the respective title to each of the 29 properties to one of these newly created subsidiaries in order to facilitate the project specific non-recourse financing. The gross proceeds from the loans are approximately $215 million in cash, with a weighted average term of 10.6 years and a weighted average interest rate of 7.86%. The net proceeds of the loans are approximately $179 million in cash, after the payment of transaction costs, including title insurance, reserves and the repayment of existing mortgages totaling approximately $31 million. The loan amount on each property was determined according to the underwriting policies of Chase, including, without limitation, an appraisal of each property.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Estates Realty

Corporation

Date: December 2, 1999 /s/ Kathleen L. Gutin

Kathleen L. Gutin

Vice President, Chief Financial

Officer, and

Chief Accounting Officer